SUB-ITEM 77Q3

AIM European Growth Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 4/30/2009
File number:  811-6463
Series No.:   10


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                          $ 14,055
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                          $    867
       Class C                          $  1,171
       Class R                          $    425
       Class Y                          $    179
       Investor Class                   $  5,351


73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                            0.7882
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                            0.4102
       Class C                            0.4102
       Class R                            0.6649
       Class Y                            0.7933
       Investor Class                     0.8025


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                            17,668
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                             1,835
       Class C                             2,611
       Class R                               723
       Class Y                               370
       Investor Class                      7,031


74V. 1 Net asset value per share (to nearest cent)
       Class A                           $ 20.27
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                           $ 19.13
       Class C                           $ 19.14
       Class R                           $ 20.22
       Class Y                           $ 20.30
       Investor Class                    $ 20.23